Exhibit 99.4
Bear Stearns Series 2004-HE2
Aggregate Statement of Principal and Interest Distributions to
Certificateholders
for January 1, 2004 to December 31, 2004
Ending Principal
Class
Principal
Interest
Balance
R-1
0.00
0.00
0.00
CE
0.00
18,941,413.38
14,096,567.72
I-A-1
117,853,169.34
1,823,410.79
62,245,830.66
I-A-2
0.00
2,554,595.60
142,314,000.00
II-A
30,407,182.99
816,678.16
39,157,817.01
M-1
0.00
585,196.30
33,386,000.00
M-2
0.00
603,486.16
26,709,000.00
M-3
0.00
210,200.13
8,656,000.00
M-4
0.00
175,148.74
6,430,000.00
M-5
0.00
204,444.82
7,172,000.00
M-6
0.00
246,698.71
6,182,000.00
P
0.00
2,385,374.14
100.00
R-2
0.00
0.00
0.00
R-3
0.00
0.00
0.00
R-X
0.00
0.00
0.00